Exhibit 3.6

BY-LAWS

OF

THOMSON REUTERS (TAX & ACCOUNTING) INC.

(A Texas Corporation)

ARTICLE I – FORMATION

1.1 Legal Name. The legal name of the corporation is Thomson Reuters (Tax & Accounting) Inc., hereinafter referred to as “Corporation”.

1.2 Legal Purpose. The Corporation has been formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the laws of the State of Texas.

1.3 Legal Jurisdiction. The Corporation is subject to the laws of the State of Texas. If any provisions of these By-laws are inconsistent with statutes governing the formation and operation of a corporation within this jurisdiction, the laws of the State of Texas shall control.

ARTICLE II – CORPORATE SEAL

2.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words, “Corporate Seal, Texas”.

ARTICLE III – OFFICES

3.1 Registered Agent and Office. The registered office of the Corporation is located at 211 E. 7th Street, Suite 620, Austin, Texas 78701-3218 and the registered agent at the aforementioned address is c/o CSC-Lawyers Incorporating Service Company.

3.2 Principal Place of Business. The principal place of business of the Corporation located at 2395 Midway Road, Carrollton, Texas 75006-2521 (“Principal Office”).

3.3 Other Places of Business. The Corporation may have other such places of business within or outside the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

Amended and adopted as of 3/14/2011

ARTICLE IV – STOCKHOLDERS

4.1 Notice. Written notice of the annual meeting or any special meeting of stockholders shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to meeting, except as otherwise required by statute, and shall state the time and place and, in the case of a special meeting, the purpose(s) of the meeting. Notice need not be given, however, to any stockholder who submits a signed waiver of notice, before or after the meeting, or who attends the meeting in person or who by proxy without objecting to the transaction of business.

4.2 Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Texas as shall be designated by the Board of Directors, or the President with respect to meetings called by him or her.

4.3 Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the anniversary date of the Corporation’s incorporation, or at such other time as may be fixed by the Board of Directors. The election of the Board of Directors shall be an item on the agenda of the annual meeting of stockholders.

4.4 Special Meeting. Special meetings of stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the written request of stockholders owning a majority of the shares of the Corporation then outstanding and entitled to vote.

4.5 Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting. The written consent of the stockholders, which may be executed in counterparts, shall be filed with the minutes of the Corporation.

4.6 Quorum for Meetings. At all meetings of stockholders, the holders representing a majority of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

4.7 Presiding Officers at Meetings. The President and the Secretary of the Corporation shall act as President and Secretary of each stockholders’ meeting unless the majority of the stockholders present at the meeting shall decide otherwise.

4.8 Voting. Stockholders shall be entitled one vote per share of stock. Stockholders may vote in person or by proxy at any meeting of stockholders. Any action required or permitted by stockholders at any annual or special meeting may also be taken by written consent in lieu of meeting.

Amended and adopted as of 3/14/2011

4.9 Majority Rules and Election of Directors. At a duly called meeting at any meeting of stockholders with a quorum once present, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of directors, who shall be elected by a plurality of the votes cast.

4.10 Consent in lieu of a Meeting. Except for the election of directors, stockholders can without a meeting undertake any business that would otherwise require a meeting if authorized by the written consent of stockholders holding a majority of voting power, unless state law or the Articles of Incorporation require a higher voting percentage. Written consent in lieu of a meeting shall take the form of a document signed by the stockholders holding a majority of the shares setting forth the action taken. If the consent is less than unanimous, notice of the action taken shall be provided to stockholders who have not consented in writing.

4.11 Consents to Meetings. The actions undertaken at a meeting of stockholders, that was not properly called and noticed shall nevertheless be valid if: (a) a quorum was present in person or proxy, and (b) each of the stockholders entitled to vote and who were not present in person or by proxy sign a written waiver of notice or a consent to the holding of such meeting and the approval of the actions taken thereat.

All such waivers and consents must be filed in the corporate books and made part of the minutes of the corporate meeting therein. A stockholder’s attendance of a meeting which was not properly called and noticed shall constitute a waiver of notice unless an objection is made on the record at the meeting.

4.12 Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the President if a quorum of stockholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if such adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at such meeting.

4.13 Stockholders of Record.

(a) The Board of Directors shall fix a date by which all the stockholders of record at the close of that business day are entitled to exercise their rights. Those stockholders are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such a record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall

Amended and adopted as of 3/14/2011

not, with respect to stockholder meetings, be more than sixty (60) days nor less than ten (10) days before the date of such meeting, or, with respect to stockholder consents, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(b) If the Board of Directors does not fix a record date, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived as provided herein, on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is necessary, shall be the close of business day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day the resolution of the Board of Directors relating thereto is adopted.

ARTICLE V – DIRECTORS

5.1 Number of Directors. The Board of Directors shall consist of three (3) persons and may thereafter be changed from time to time by action of the stockholders or by action of the Board. Directors need not be stockholders. Each director shall hold office until a successor is elected and qualified or until the director’s death, resignation or removal.

5.2 Standard of Care. Each director shall perform his duties in good faith. Each director shall execute all his or her duties through the use of the standard as to what in the director’s opinion is in the best interests of the Corporation. In making all decisions, a director shall utilize such reasonable care and inquiry as a reasonably prudent person in a like situation would employ.

5.3 Powers of the Board of Directors. The Board of Directors, unless a closely held corporate status is elected, is responsible for the management of the Corporation’s business and legal affairs. Towards this end, the Board of Directors will exercise all of the corporate powers to do such lawful acts which are not prohibited by either state law or the Articles of Incorporation.

5.4 Term of Office. The directors named in the Certificate of Incorporation shall hold office until the annual meeting of stockholders next succeeding the filing of the Certificate of Incorporation, and until their successors are elected and qualified. The directors elected at the first annual meeting of stockholders and at each annual meeting thereafter shall hold office for one (1) year, and until their successors are elected and qualified.

Amended and adopted as of 3/14/2011

5.5 Regular Meetings. A regular meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual stockholders’ meeting. The Board of Directors may provide, by resolution, the place, day and hour for additional regular meetings which may be held without prior notice.

5.6 Special Meetings. Special meetings of the Board of Directors may be called by the President or any director. Written notice of any special meeting, specifying the time and place of the meeting and, at the option of the person calling the meeting, the purpose of the meeting, shall be given to each director at least two (2) days prior thereto. Such notice may be delivered by facsimile transmission.

5.7 Notice of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meetings. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.

5.8 Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5.9 Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

5.10 Vacancies. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors, even though less than a quorum.

ARTICLE VI – OFFICERS

6.1 Election. At its regular meeting following the annual meeting of stockholders, the Board of Directors shall elect a President, a Treasurer, a Secretary, and such other officers or agents as it shall deem necessary or desirable. One person may hold two or more offices. Any officer may be removed by the Board of Directors with or without cause at any time.

6.2 Vacancies. Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors for the unexpired portion of the term.

6.3 President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute, in the name of the Corporation,

Amended and adopted as of 3/14/2011

contracts or other instruments in the regular course of business, or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of the President of a corporation and such other duties as may from time to time be assigned to the President of the Board.

6.4 Vice President. If any are elected, the Vice President(s) shall perform such duties and have such authority as may be delegated to them from time to time by the President or by the Board of Directors. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President(s), in order assigned, shall perform the duties and be vested with the authority of the President.

6.5 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, shall keep regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned by the President or by the Board of Directors.

6.6 Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board of Directors, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder. The Secretary shall perform such other duties as are consistent with the office of Secretary or as assigned by the President or the Board of Directors.

6.7 Assistant Secretaries. Assistant Secretaries shall perform such duties as shall be assigned to them by the Secretary, by the President or by the Board of Directors.

ARTICLE VII – EXECUTION OF DOCUMENTS

7.1 Commercial Paper. All checks, notes, drafts and other commercial paper of the Corporation shall be signed on behalf of the Corporation by the President or any Vice President of the Corporation or by such other person or persons as the Board of Directors may from time to time designate by resolution of the Board.

7.2 Other Instruments. All contracts, deeds, mortgages and other documents and instruments shall be executed on behalf of the Corporation by the President or any Vice President of the Corporation, and, if deemed necessary or advisable, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate by resolution of the Board.

ARTICLE VIII – FISCAL YEAR

8.1 Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year unless the Board of Directors shall otherwise direct.

Amended and adopted as of 3/14/2011

ARTICLE IX – CERTIFICATES FOR SHARES OF STOCK

9.1 Execution. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer, unless the Board of Directors shall otherwise direct.

9.2 Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (1 0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE X – DIVIDENDS

10.1 Dividends. The Board of Directors may from time to time declare, and the corporation may pay dividends or make other distributions on its outstanding shares of the capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation or by statute.

ARTICLE XI – INDEMNIFICATION

11.1 Indemnity Undertaking.

11.1.1 No director or officer of the Corporation or any of its affiliates shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director or by such officer as an officer. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law and (iii) for any transaction from which the director derived an improper personal benefit.

11.1.2 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit

Amended and adopted as of 3/14/2011

plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 11.

11.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or, upon application therefore, advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Texas Business Corporation Act, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

11.3 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 11 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

11.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 11 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefits of the heirs, executors, administrators, legatees and distributees of such person.

11.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 11, the Certificate of Incorporation or under the Texas Business Corporation Act or any other provision of law.

11.6 Binding Effect. The provisions of this Article 11 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article 11 is in effect and any other person indemnified hereunder,

Amended and adopted as of 3/14/2011

on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. Neither the amendment nor repeal of this Article 11 nor the adoption of any provision of these By-laws inconsistent with this Article 11 shall eliminate or reduce the effect of this Article 11 in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter. Any amendment, repeal or modification of the foregoing provisions of this Article 11 shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to, such amendment, repeal or modification. If the Texas Business Corporation Act is amended, after approval by the stockholders of this Article 11, to authorize corporation action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act as so amended.

11.7 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 11 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification of reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, it independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

11.8 Service Deemed at Corporation’s Request. Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

11.9 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 11 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election

Amended and adopted as of 3/14/2011

shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

11.10 Subrogation. In the event of payment under this Article 11, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee, agent or other person indemnified hereunder, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

11.11 No Duplication of Payments. The Corporation shall not be liable under this Article 11 to make any payment in connection with any claim made against the director, officer, employee, agent or other person indemnified hereunder to the extent such director, officer, employee, agent or other person indemnified hereunder has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE 12 – BOOKS AND RECORDS

12.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

12.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, book of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

12.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

Amended and adopted as of 3/14/2011

ARTICLE XIII – AMENDMENTS

13.1 Amendments. These By-laws may be altered, amended or repealed and new By-laws may be adopted by a majority of the votes cast at any regular or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by a majority of the Board of Directors, unless the resolution of the stockholders adopting the By-laws expressly reserves to the stockholders the right to amend it, at a regular meeting or at a special meeting called for that purpose.

Amended and adopted as of 3/14/2011